Lease

Vilo Assets Management Pty Limited

and

Vision Bioenergy Australia Pty Limited

HALL & WILCOX
Lawyers

Level 19
Bourke Place
600 Bourke Street
MELBOURNE VIC 3000
DX 320

Telephone (03) 9603 3555
Facsimile (03) 9670 9632
www.hallandwilcox.com.au

PRJ 581830.2

This Lease is dated 31st January, 2005 and made

Between

Vilo Assets Management Pty Limited ACN 094 541 723 of 433-451 Somerville Road, West Footscray, Victoria ("the Lessor")

and

Vision Bioenergy Australia Pty Ltd ACN 111 599 690 of Shop 4, 378 Glenhuntly Road Elsternwick Vic 3185 ("the Lessee")

and

Vision Bioenergy, Inc. of Room 600, 241 37th Street Brooklyn, Brooklyn United States# ('the Guarantor")

Recitals

A. The Lessor is registered as the proprietor of the premises described in item 1 of the schedule ("the demised premises").

B. At the request of the Lessee, the Lessor has agreed to lease the demised premises to the Lessee on the terms of this Lease.

Terms of this Lease

1. Demise

1.1 The Lessor demises to the Lessee the demised premises together with the Lessor's fixtures and fittings and the Lessor's chattels described in item 2 of the schedule.

1.2 The Lessee shall, together with any other occupiers of the property of which the demised premises forms part, have the following rights during the term of this Lease and any further term:

(a) a right to use the shared facilities described in item 3 of the schedule;

(b) a right of access to the demised premises over the land coloured red on the plan annexed; and

(c) a right to use the land coloured green on the plan annexed,

provided that the Lessee shall, in exercising such rights:

(d) not obstruct such land;

(e) use such land only for the purposes for which it is intended; and

(f) have regard to the rights of any other occupiers of the property of which the demised premises forms part.

2. Term

The term of the Lease is specified in item 4 of the schedule.

3. Rent and Payment

The rent payable by the Lessee is specified in item 5 of the schedule and the manner of payment of the rent is specified in item 6 of the schedule.

4. Lessee's Works

4.1 The Lessee shall not commence any works without first obtaining the Lessor's prior written approval of the Lessee's contractors and consultants and of the Lessee's plans and specifications for the establishment works which plans and specifications the Lessee warrants will comply with all legislation, regulations, ordinances, rules and by-laws applicable to the establishment works.

4.2 All contractors and consultants which the Lessee proposes to engage in connection with the establishment works shall be properly qualified tradesmen.

4.3 Prior to commencing of any works, the Lessee shall pay to the Lessor the costs incurred by the Lessor in giving or refusing the Lessor's approval, including fees paid by the Lessor to consultants, advisers, contractors or architects engaged by the Lessor to examine or advise on any matter requiring the Lessor's consent (including any plans, specifications or other material submitted).

4.4 The Lessee shall carry out or cause to be carried out the establishment works:

(a) in a proper and workmanlike manner and in such a way as to cause as little inconvenience as possible to other persons on the land of which the demised premises forms part;

(b) in accordance with the plans, working drawings and specifications referred to above as approved by the Lessor;

(c) in compliance with all legislation, regulations, ordinances, rules and by-laws;

(d) after obtaining each and every consent, permit and licence relative to the occupancy of the demised premises by the Lessee and the use of the demised premises for the purpose stated in this Lease;

(e) utilising the services of only such contractors and consultants as are permitted, approved or required pursuant to this clause; and

(f) observing at all times the provisions contained in this Lease relating to:

(i) making good by the Lessee of any damage caused to the demised premises arising from the installation of the Lessee's fittings and fixtures or from the use by the Lessee of the demised premises;

(ii) obtaining the Lessor's approval or consent to the erection or installation of fixtures, fittings, signs, notices and the like;

(iii) the obligations of the Lessee to indemnify the Lessor; and

(iv) the removal of rubbish.

4.5 The Lessee shall ensure that every contractor and consultant engaged in the carrying out of the establishment works shall at all times throughout such carrying out have in force insurance pursuant to the *Accident Compensation Act 1985* or other statutory or appropriate insurance and the Lessee shall produce to the Lessor prior to the commencement of the establishment works satisfactory evidence to the Lessor of the Lessee's compliance with the obligations of the Lessee under this clause.

4.6 The Lessee and each contractor, consultant, servant or agent engaged in the establishment works shall co-ordinate with the Lessor and the Lessor's consultants, advisers, contractors and architects and shall be subject to the supervision of the Lessor and the Lessor's consultants, advisers, contractors and architects and shall comply with their instructions or directions.

4.7 The Lessee shall pay all reasonable fees, charges or expenses necessarily incurred by the Lessor and the Lessor's consultants, advisers, contractors or architects in relation to the approval, supervision, co-ordination and carrying out of the establishment works.

4.8 The Lessee shall ensure that carrying out and completing of the establishment works shall not prevent the Lessor from carrying out and completing other improvements on the demised premises and on the land of which the demised premises forms part.

4.9 Immediately upon completion of the establishment works, the Lessee shall notify the Lessor in writing of such completion.

5. Lessor's Property

5.1 The Lessee acknowledges that it has read and accepts the report prepared by Mr David Vinson in relation to the Lessor's fixtures and fittings, the Lessor's chattels and the shared facilities, a copy of which is annexed ("the Report").

5.2 The Lessee acknowledges and agrees that, for the purposes of this Lease, the Report establishes:

(a) the ownership by the Lessor of the Lessor's fixtures and fittings, the Lessor's chattels and the shared facilities; and

(b) the condition of the Lessor's fixtures and fittings, the Lessor's chattels and the shared facilities as at the commencement of the term of this Lease.

5.3 If the Lessee wishes to use any other property of the Lessor, the Lessee shall sign an acknowledgment of:

(a) the ownership by the Lessor of such property; and

(b) the condition of such property as at the commencement of use by the Lessee,

and thereupon such property shall be deemed to form part of Lessor's fixtures and fittings and the Lessor's chattels.

6. Lessee's Covenants

The Lessee covenants as follows:

(a) to punctually pay the rent payable under this Lease on the days and in the manner specified;

(b) in relation to outgoings:

(i) the Lessee should not be responsible for any outgoings except those specified in clauses 10 and **11 of the attached Shedule 1.** The expression "the outgoings" includes:

(A) all rates, taxes, duties, charges, assessments and impositions whatsoever or howsoever arising or imposed and including land tax (on the basis that the demised premises is the only property owned by the Lessor); and

(B) the premiums payable by the Lessor for insurance policies of the type specified in item 10 of the schedule which insurance policies the Lessor may effect with such insurer and on such terms as the Lessor shall see fit;

(C) additional to this the Lessee is to pay any additional insurance premium that is a direct result of an additional insurance cover required as a result of the Lessee's activities. However it will be the responsibility of the Lessor to have the insurance policy or policies amended or added to include Vision's activities.

(ii) to pay, discharge or reimburse to the Lessor the outgoings assessed or payable in respect of the demised premises, whether payable by or imposed on the owner or occupier or partly by or on each and if any outgoings are not separately rated or assessed in relation to the

demised premises, to pay, discharge or reimburse to the Lessor in the proportion specified in item 11 of the schedule; and

(iii) to produce receipts for the outgoings paid by the Lessee within seven days of request by the Lessor;

(c) to pay all charges for water consumption and waste disposal and all telephone, gas, electricity and like charges for the provision of services to the demised premises and in respect of such charges, the following provisions shall apply:

(i) the Lessor may, at any time and at the Lessor's expense, install a separate meter to record the Lessee's consumption or use of any of the services to which such charges apply, and, if the Lessor so elects, the Lessee shall pay all amounts assessed by reference to such meter;

(ii) if any such charge is not separately assessed in relation to the Lessee's consumption or use, to pay, discharge or reimburse to the Lessor in the proportion specified in item 11 of the schedule;

(d) to pay to the Lessor on demand the proportion of the cost of repairs and maintenance of any item of the shared facilities which is specified in the Report;

(e) the Lessee covenants that the Lessee shall maintain, repair and keep in good and substantial repair, order and condition, the Plant and Equipment as specified in Clause 2 of the attached Schedule 1.

(f) in relation to assigning the Lease or subletting or parting with possession of the demised premises:

(i) not to assign, sublet or part with possession of the demised premises or any part without the prior written consent of the Lessor;

(ii) section 144 of the *Property Law Act 1958* shall not apply to this Lease;

(iii) the consent of the Lessor shall not be unreasonably withheld:

(A) in the case of an assignment or subletting in respect of the whole of the demised premises to an assignee or sub-lessee which is, in the Lessor's opinion, a respectable, financially sound and suitable assignee or sub-lessee with trading experience and financial performance comparable to that of the Lessee the proof of which shall be the responsibility of the Lessee;

(B) if the Lessee has performed and observed all of the covenants and conditions on the Lessee's part contained in this Lease;

(C) if the Lessee and any proposed assignee or sub-lessee execute a deed of assignment of this Lease or a sub-lease approved by the Lessor which approval may include a requirement that any directors of any company which is the assignee or sub-lessee execute a guarantee in the form of the guarantee in clause 17;

(D) if the Lessee pays the Lessor's reasonable legal and accounting costs, expenses and any stamp duty in connection with obtaining such consent and with the procurement and execution of such deed of assignment or sub-lease; and

(iv) the Lessee, being a corporation, shall be deemed to have assigned this Lease or sub-let or parted with possession of the demised premises if there is a change from the initial corporate structure, in the control of the board of directors or in the holding of more than one-half of the issued share capital of the corporation or in the controlling voting power of the board of directors or any class of shareholders;

(g) to use the demised premises for the purpose set out in item 7 of the schedule and any other purpose that the plant is suitable and permitted to be used for, not for any other purpose;

(h) to maintain, repair and keep in good and substantial repair, order and condition, the demised premises including, but not limited to, landscaping, the electricity and telephone connections and fittings, windows, pipes and sanitary equipment and the Lessor's fixtures and fittings and the Lessor's chattels excepting always fair wear and tear and damage by fire, storm and tempest or any other risk covered by the Lessor's insurance (save where any such insurance moneys are irrecoverable by the Lessor by reason of the act, neglect, omission, default or misconduct of the Lessee or any of the Lessee's employees or visitors) provided however that, subject to clause 6(n), nothing shall oblige the Lessee to pay for or carry out structural repairs, alterations or additions except such as may be occasioned by the act, neglect, omission, default or misconduct of the Lessee or the Lessee's employees or visitors or by the Lessee's use or occupancy of the demised premises;

(i) to refinish all finished surfaces in a workmanlike manner with as good as quality materials as previously at least once during the term of this Lease, at least once during the term of each new lease and as may otherwise be reasonably required by the Lessor;

(j) if any of the Lessor's fixtures and fittings or the Lessor's chattels be lost, damaged or destroyed, to replace the same with articles of a similar kind and of equal value;

(k) if any of the shared facilities be lost, damaged or destroyed as a result of any act, neglect, omission, default or misconduct of the Lessee or the Lessee's employees or visitors, to replace the same with articles of a similar kind and of equal value;

(l) without the prior written consent of the Lessor, and then only in such manner and with such materials as the Lessor may approve, and in compliance with the regulations and requirements of the relevant statutory authorities, not to make any alteration or addition to the demised premises or interfere with or make any alteration to the air ventilation or air-conditioning systems or install any water, gas or electrical fixtures, plant, equipment, appliances or apparatus;

(m) to remove the Lessee's removable fixtures and fittings as defined in this Lease installed by the Lessee prior to the Lessee vacating the demised premises including, but not limited to all equipment located in any buildings forming part of the demised premises which is not the property of the Lessor and all equipment and other items of whatever description stored or kept on the demised premises, and to make good any damage caused to the demised premises by the installation or removal of same;

(n) to permit the Lessor and the Lessor's architects, contractors and agents, at reasonable times and upon reasonable notice (save in the case of an emergency when no notice shall be required), to enter upon the demised premises for the purpose of viewing the state of repair, order and condition or to carry out any necessary alterations, maintenance, renovations or repairs;

(o) to effect any repairs which are the responsibility of the Lessee within such period of time as specified in a written notice from the Lessor and in default of the Lessee so doing to give free and uninterrupted access to the Lessor, with or without contractors, architects and agents, to enter upon the demised premises and to remain there for the purpose of carrying out the required repairs and, on demand, to pay or reimburse to the Lessor the cost of carrying out the required repairs;

(p) to comply with all statutory enactments or laws, by-laws or regulations now or at any time in force relating to the demised premises and the permitted use of the demised premises;

(q) not to do or permit anything to be done whereby any insurance policy or policies on the demised premises may become void or voidable or which may increase or cause to be increased the premiums payable;

(r) to replace or to pay or reimburse to the Lessor the full replacement cost of any plate glass or other windows installed on the demised premises which are damaged;

(s) to keep the demised premises clean and free from dirt and refuse and to ensure that all trade waste and garbage is kept in proper receptacles and regularly disposed of through proper collection facilities;

(t) not to use or permit the demised premises to be used for any illegal purpose or activity;

(u) not to permit to be carried on at the demised premises any noxious, noisome or offensive trade, business, occupation or calling;

(v) not to permit any act or thing which may constitute a nuisance or annoyance to the Lessor or the owners or occupiers of adjacent premises;

(w) without the prior written consent of the Lessor, not to store chemicals, inflammable liquids, acetylene gas or volatile or explosive oils, compounds or substances on the demised premises;

(x) to occupy, use and keep the demised premises at the risk of the Lessee and to release to the full extent permitted by law the Lessor and the Lessor's agents, servants, contractors and employees, in the absence of any negligence on their part, from all claims and demands of every kind in respect of or resulting from any accident, damage or injury to any person occurring on the demised premises;

(y) to indemnify the Lessor from and against all actions, claims, demands, losses, damages, costs and expenses for which the Lessor may be or become liable in respect of or arising from any accident, damage or injury to any person occurring on the demised premises;

(z) to indemnify the Lessor in respect of any liability of the Lessor as an occupier by reason of the provisions of Part IIA of the *Wrongs Act 1958*;

(aa) to indemnify the Lessor from and against all actions, claims, demands, losses, damages, costs and expenses for which the Lessor may be or become liable in respect of or arising from:

(i) the use, misuse, waste or abuse of the water, gas, electricity, lighting, air conditioning, drainage, sewerage or other services or facilities at the demised premises by; or

(ii) the overflow or leakage of water (including rain water) into or from the demised premises or fire in or emanating from the demised premises caused or contributed to by any act, neglect or omission on the part of,

the Lessee or the Lessee's employees and visitors and to make good any damage to the demised premises for which the Lessee is bound to indemnify;

(bb) to give to the Lessor immediate written notice of any accident to or defect or want of repair in any services to the Lessor's fixtures and fittings or the Lessor's chattels on the demised premises;

(cc) not to bring upon the demised premises any safe, heavy machinery or other plant or equipment which shall or may by virtue of its weight or through vibration in its operation or in any other way cause any structural or other damage to the floors or walls or other parts of the demised premises;

(dd) not without the prior written consent of the Lessor, to exhibit or affix on the demised premises any signs;

(ee) to use the Lessee's best endeavours to protect and keep safe the demised premises and all fixtures, fittings, chattels and other contents from theft, robbery and vandalism and to keep all doors, windows and other openings closed and securely fastened when the demised premises are not in use and to pay the cost of any additional security measures reasonably deemed necessary by the Lessor arising from the Lessee's use of the demised premises;

(ff) during the 180 days immediately preceding the determination of this Lease or of the final new lease, to permit the Lessor to affix upon the demised premises a notice for re-letting the demised premises and to permit all persons, with written authority from the Lessor, to view the demised premises at reasonable times but without undue inconvenience to the Lessee;

(gg) to permit the Lessor to affix upon the demised premises a notice for selling the demised premises and to permit all persons, with written authority from the Lessor, to view the demised premises at reasonable times and upon reasonable notice to the Lessee but without undue inconvenience to the Lessee;

(hh) at the expiration or sooner determination of the tenancy, to yield up the demised premises and all additions, improvements, and the Lessor's fixtures and fittings and the Lessor's chattels in the state of repair, order and condition as required in accordance with the Lessee's covenants in this Lease;

(ii) to comply with the requirements and directions of the Environment Protection Authority as constituted under the *Environment Protection Act 1970* or the Authority's successor or equivalent body in relation to pollution of the demised premises and the abatement of pollution and to remedy any breach of the *Environment Protection Act 1970* immediately a breach arises;

(jj) to pay the Lessor's lawyers reasonable costs, charges and expenses of and incidental to the negotiations for and the preparation of this Lease and of any new lease and any stamp duty payable on this Lease and on any new lease and all costs, charges and expenses incurred by the Lessor in consequence of any breach by the Lessee in the performance of the Lessee's covenants and obligations under this Lease; and

(kk) to pay to the Lessor on demand interest on any rent not received within 7 days of the due date or other moneys payable by the Lessee under this Lease and remaining unpaid at the rate then applicable under the *Penalty Interest Rates Act 1983* plus four per cent, such interest to be computed from the date upon which the rent or other moneys became due and payable to the date same are paid in full to the Lessor which interest is recoverable in like manner to rent in arrears.

7. Lessor's Covenants

7.1 The Lessor covenants that the demised premises, equipment, and shared facilities are suitable for the purpose set out in item 7 of the schedule.

7.2 The plant and equipment to be included in the leased premises is detailed in Clause 2 of the attached Shedule 1.

7.3 Subject to the provisions of this Lease, the Lessor covenants that the Lessee may:

(a) peaceably possess and enjoy the demised premises without any interruption from the Lessor; and

(b) on vacating the demised premises, take, remove and carry away from the demised premises the Lessee's removable fixtures and fittings as defined in this Lease.

7.4 Subject to clause 6(j), the Lessor covenants that the Lessor shall maintain, repair and keep in good and substantial repair, order and condition, the shared facilities excepting always fair wear and tear and damage by fire, storm and tempest or any other risk covered by the Lessor's insurance (save where any such insurance moneys are irrecoverable by the Lessor by reason of the act, neglect, omission, default or misconduct of the Lessee or any of the Lessee's employees or visitors).

7.5 The Lessor is responsible for the repair or replacement of any faulty plant or equipment or Facility as specified in Clause 2 of the attached Shedule 1, necessary for the Lessee to manufacture or produce the substance or product, provided that the lesee has maintained the Lessor's equipment in accordance with Clause 7.5

7.6 Prior to the Lessee taking possession of the facilities provided under this lease the Lessor will demonstrate to the Lessee that all the plant and equipment is operating

fully and if any defect exists the Lessor will carry out the necessary reapairs immediately.

8. **Lessor not Liable to Lessee**

The Lessor, in its capacity as the lessor of the demised premises, shall not be liable or in any way responsible to the Lessee or to any of the Lessee's employees and visitors or to any other person for any injury, loss or damage which may be suffered or sustained to any property or by any person.

9. **Lessee's Default and Re-Entry**

If:

(a) the rent reserved by this Lease or any part is in arrears for 14 days after being due (whether any formal or legal demand has been made or not);

(b) any breach or non-observance of any of the Lessee's covenants, conditions and stipulations expressed or implied in this Lease occurs;

(c) the Lessee, being a company, takes any steps towards liquidation or shall go or be placed into liquidation whether voluntary or otherwise (other than for the purpose of reconstruction or amalgamation);

(d) a receiver, a receiver and manager or an administrator is appointed to the Lessee;

(e) the Lessee, being an individual, makes any composition or arrangement with the Lessee's creditors or commits any act of bankruptcy or is declared bankrupt; or

(f) execution or other like process is levied upon any of the Lessee's goods,

then, at any time thereafter, the Lessor may:

(g) serve upon the Lessee a notice determining this Lease;

(h) re-enter the demised premises and re-take possession but without releasing the Lessee from liability for any breach or non-observance of any such covenant, condition or stipulation; and

(i) without limiting the foregoing, exercise all and every power of re-entry conferred by statute without prejudice to any right of action or remedy of the Lessor in respect of any antecedent breach of any of the covenants by the Lessee in this Lease and in addition to any other right, power or proviso for entry by the Lessor contained in this Lease, and any such right, power or

proviso shall not derogate from the foregoing right, power or proviso for re-entry, and this provision shall operate and be deemed to apply under or subject to the provisions of any statute from time to time in force,

provided that such right of determining this Lease for the breach of any covenant or condition in this Lease to which section 146 of the *Property Law Act 1958* extends shall not be exercisable unless and until the expiration of 14 days after the Lessor has served on the Lessee the notice required to be served on the Lessee by section 146(1) of the *Property Law Act 1958* specifying the particular breach complained of and if the breach is capable of remedy requiring the Lessee to remedy the breach and in any case requiring the Lessee to make compensation in money for the breach.

10. Partial Damage - Rent Abatement and Rebuilding

10.1 If:

(a) the demised premises are partially damaged by any cause so as to render the demised premises unfit for use by the Lessee as permitted by the provisions of this Lease; and

(b) such partial damage is not caused through any neglect, act or omission on the Lessee's part or on the part of the Lessee's employees or visitors,

the rent payable by the Lessee at that time, or a proportionate part according to the nature and extent of the damage sustained, shall, upon the Lessee's written request, (with the consequent rights for the Lessor as set out in clause 10.2, abate and all or any remedies for recovery after such partial damage of the rent falling due or such proportionate part shall be suspended until the demised premises have been rebuilt or made fit for use by the Lessee.

10.2 If the demised premises are partially damaged, the Lessor has the right at all reasonable times upon reasonable notice, and so as not to unreasonably interfere with the business of the Lessee, with workmen and others and all necessary materials and appliances, to enter upon the demised premises for the purpose of rebuilding or reinstating the demised premises or making the demised premises fit for the Lessee's use.

10.3 The Lessor or the Lessee may rely upon the dispute resolution provisions in this Lease in the event of disagreement as to the application of this clause.

10.4 If the Lessor does not commit to repairs to bring the property, facilities, plant and equipment to the same condition prior to the damage, within 60 days of the damage, the Lessee has the right to cancel and be released of any obligations outlined in this lease.

11. Irreparable Damage or Acquisition

11.1 If the demised premises are:

(a) irreparably damaged; or

(b) compulsorily or otherwise reserved, acquired or taken for public purposes by any competent authority,

or if part of the demised premises is:

(c) so irreparably damaged; or

(d) so compulsorily or otherwise reserved, acquired or taken,

as in either case to render the demised premises unfit for the use and occupation of the Lessee, the Lessor may, notwithstanding anything contained or implied in this Lease, within two months after such occurrence, either elect to rebuild or to determine this Lease by giving written notice to the Lessee and if the Lessor does not so elect, the Lessee may give written notice to the Lessor determining the Lease and no liability whether for compensation or otherwise shall attach to either party by reason of such determination but such determination shall be without prejudice to the right of the other party in respect of any breach or non-observance of any covenant, condition or stipulation expressed or implied in this Lease occurring prior to the determination of this Lease.

11.2 If the Lessor does not complete the repairs to bring the property, facilities, plant and equipment to the same condition prior to the damage, within 120 days of the damage, the Lessee has the right to cancel and be released of any obligations outlined in this lease.

11.3 The Lessor or the Lessee may rely upon the dispute resolution provisions in this Lease in the event of disagreement as to the application of this clause.

12. Rent Review

Nil.

13. Overholding

13.1 Any overholding of the demised premises by the Lessee beyond the term of this Lease shall be construed as creating a monthly tenancy at a monthly rent equivalent to one-twelfth of the minimum annual rent determined as payable by applying clause 12 on the date such overholding commences and subject to all the covenants, conditions and stipulations expressed or implied in this Lease.

13.2 Such tenancy may be determined by the Lessor or the Lessee after one month's written notice which may be given at any time.

14. Right of Renewal

14.1 If the Lessee requires a new lease of the demised premises for a further term as specified in item 9 of the schedule, the Lessee shall notify the Lessor in writing to that effect not less than six months prior to the end of the term of this Lease.

14.2 If, during the term of this Lease, the Lessee has paid all moneys payable under this Lease promptly and at the time of giving notice and at the expiration of the term of this Lease is not in default under this Lease then the Lessor shall grant a new lease ("the new lease").

14.3 The new lease shall be upon the same terms and conditions as are in this Lease except this right for a new lease if the new lease be for the final further term to which the Lessee is entitled, at a minimum annual rent calculated on the basis that the first day of such further term is a rent review date for the purposes of clause 12.

15. Security Deposit

15.1 On the date of this Lease, the Lessee shall pay to the Lessor a security deposit of an amount equal to one months rent..

15.2 The Lessor may use the security deposit to recover rent or other moneys due and payable under this Lease which are in arrears for a period exceeding 14 days or to recover the costs and expenses incurred by the Lessor in remedying breaches of the Lessee's obligations under this Lease.

15.3 If the Lessor uses any part or all of the security deposit under clause 15.2, the Lessee shall pay to the Lessor such amount as is required to return the security deposit to the amount specified in clause 15.1.

15.4 If, after the Lessee has vacated the demised premises, no rent, other moneys, costs or expenses are owed by the Lessee to the Lessor under this Lease, the Lessor shall, within 14 days of such vacating, return the security deposit to the Lessee but otherwise the Lessor may exercise the Lessor's rights under clause 15.2 and thereupon the Lessor's obligation will be limited to refunding to the Lessee the unused part of the security deposit.

16. GST

16.1 In this clause:

(a) "GST" means GST within the meaning of the GST Act;

(b) "GST Act" means A New Tax System (Goods and Services Tax) Act 1999 as amended;

(c) "Input Tax Credit" has the same meaning as in the GST Act;

(d) "Price" means the consideration for a taxable supply without any discount for GST; and

(e) "Tax Invoice" has the same meaning as in the GST Act.

16.2 An amount payable by a party under this Lease, in respect of a supply by the other party which is a taxable supply under the GST Act, unless expressed to represent the Price of the supply, represents the GST-exclusive value of the supply and the recipient of the supply shall, in addition to such amount, pay to the supplier the GST payable in respect of the supply.

16.3 If this Lease requires the Lessee to pay, reimburse or contribute to an amount paid or payable by the Lessor in respect of an acquisition from a third party for which the Lessor is entitled to an Input Tax Credit, the amount for payment, reimbursement or contribution shall be the GST-exclusive value of the acquisition by the Lessor plus, if the Lessor's recovery from the Lessee shall be a taxable supply under the GST Act, the GST payable in respect of that supply.

16.4 A party's obligation under this clause to pay the GST on a taxable supply to it by the other party arises on the delivery by the supplier of a Tax Invoice for the supply.

17. Interpretation

In this Lease:

(a) "the demised premises" includes all or any part and all improvements, fixtures and fittings for the time being;

(b) "the Lessee's employees and visitors" and "the Lessee's employees or visitors" means the Lessee's clerks, servants, workmen, employees, agents, customers, contractors and/or clients;

(c) "the Lessee's removable fixtures and fittings" means the Lessee's chattels, plant and equipment and other items brought onto the demised premises by the Lessee;

(d) "the Lessor" include the person, persons, corporation or corporations from time to time entitled to the reversion immediately expectant upon the expiration of the term of this Lease; and

(e) if there is more than one Lessor or more than one Lessee the covenants on their respective parts are entered into jointly and severally.

18. Notices

18.1 A notice required or permitted to be given by one party to another under this Lease shall be in writing and shall be treated as being duly given and received if it is:

(a) delivered personally to that other party;

(b) left at that other party's address;

(c) sent by pre-paid mail to that other party's address; or

(d) transmitted by facsimile to that other party.

18.2 A notice given to a party shall be duly given and received:

(a) when delivered (in the case of it being delivered personally or left at that party's address) provided that a notice delivered after 5.00 p.m on any day or on a day which is not a Business Day shall be treated as having been duly given and received at 9.00 am on the next Business Day

(b) on the third Business Day after posting (in the case of it being sent by pre-paid mail); and

(c) on the day of transmission (if given by facsimile and no intimation having been received that the notice has not been received, whether that intimation comes from that party or from the operation of facsimile machinery or otherwise), provided that a notice transmitted after 5.00 p.m on any day or on a day which is not a Business Day shall be treated as having been duly given and received at 9.00 am on the next Business Day.

18.3 For the purposes of this clause, the address of a party is the address set out below or another address of which that party may from time to time give notice to each other party:

Lessor:
C/O The Victor Smorgon Group, 433-451 Somerville Rd, Brooklyn, VIC 3012
Facsimile: (03) 9325 1829
Email: dleeton@vicfam.com.au

Lessee:
C/- Goldberg Abrahams Pty Ltd, Shop 4, 378 Glenhuntly Road, Elsternwick Vic 3185
Facsimile: (03) 9523 0099
Email:

19. Further Assurances

Each party shall sign, execute, deliver and do and shall procure that each of its officers, employees and agents signs, executes, delivers and does, all deeds, documents, instruments and acts reasonably required of it or them by notice from another party to effectively carry out and give full effect to this Lease and the rights and obligations of the parties under it.

20. No Merger

The rights and obligations of the parties in respect of agreements, indemnities, covenants and warranties contained in this Lease shall remain in full force and effect, be continuing agreements, indemnities, covenants and warranties and not be merged or extinguished by or upon termination of this Lease.

21. Entire Agreement

This Lease constitutes the entire agreement between the parties with respect to its subject matter and supersedes all previous communications, representations, inducements, undertakings, agreements or arrangements between the parties or their respective officers, employees or agents.

22. Variation

This Lease shall not be varied except by a document in writing signed by the parties.

23. Waiver

23.1 The failure, delay, relaxation or indulgence on the part of a party in exercising any power, right or remedy conferred upon that party by this Lease shall not operate as a waiver of that power, right or remedy, nor shall the exercise or any single or partial exercise of any power, right or remedy preclude any other or further exercise of such power, right or remedy or the exercise of any other power, right or remedy under this Lease.

23.2 Any waiver of a breach of this Lease shall be in writing signed by the party granting the waiver and shall be effective only to the extent specifically set out in that waiver.

24. Severability

If any provision of this Lease is invalid or not enforceable in accordance with its terms in any jurisdiction, it is to be read down for the purposes of that jurisdiction, if possible, so as to be valid and enforceable and shall otherwise be capable of being severed to the extent of the invalidity or unenforceability without affecting the remaining provisions of this Lease or affecting the validity or enforceability of that provision in any other jurisdiction.

25. Counterparts

This Lease may be executed in any number of counterparts and all of those counterparts taken together shall constitute one and the same document.

26. Time of the Essence

Time is of the essence of this Lease in all respects.

EXECUTED by **VILO ASSETS MANAGEMENT PTY LIMITED ACN 094 541 723** in accordance with the *Corporations Act 2001* by being signed by the following officers:

.... Director

.... ~~Director~~/Company Secretary

EXECUTED by **Vision Bioenergy Australia Pty Ltd ACN 111 599 690** in accordance with the *Corporations Act 2001* by being signed by the following officers:

.... Director

.... Director/Company Secretary

Schedule

Item

1. **Demised Premises**

Land and improvements situated at 9-11 Maria Street, Laverton, Victoria and being that part of the land described in certificate of title volume 10255 folio 243 which is coloured blue on the plan annexed.

2. **Lessor's Fixtures and Fittings and the Lessor's Chattels**

Kettle 1 (K1) and Associated Equipment

Thinning Tank 1 (TT1)

Two of (2) 30,000 Litre Bulk Tanks

3. **Shared Facilities**

Steam Boiler

Air compressor

Radco Hot oil unit

Nitrogen

After Burner

Water treatment plant

Laboratory

4. **Term**

Five years commencing on 1st April 2005.

5. **Rent**

(a) For the first year of the term:

(i) $100,000; and

(ii) turnover rent calculated under schedule 2.

(iii) The first rental payment, relating to the commencement date of this lease, is to be paid by no later than the 1st September 2005. All arrears are to be paid by this date

(b) For the second year of the term:

(i) $300,000; and

(ii) turnover rent calculated under schedule 2.

(c) For each of the third, fourth and fifth years of the term:

(i) $500,000; and

(ii) turnover rent calculated under schedule 2.

6. **Rent Payments**

(a) The amounts referred to in items 5(a)(i), 5(b)(i) and 5(c)(i) of schedule 1 shall be paid by equal monthly instalments in advance on and from the commencement of the term.

(b) Turnover rent.

The Lessee shall pay the turnover rent to the Lessor in accordance with schedule 2.

7. **Permitted Use**

Manufacture of methyl ester (biodiesel)

8. **Rent Review**

Nil

9. **New Lease Term**

5 Years on agreement by both parties.

10. **Insurances**

An insurance policy in respect of the improvements forming part of the demised premises on a replacement or reinstatement basis to their full replacement or reinstatement value against fire, lightning, storm, tempest, explosion, bursting or overflowing of water tanks or pipes, flood water, malicious damage and such other risks as the Lessor from time to time reasonably nominate.

A public risk policy in an amount of not less than $20,000,000 or such greater amount as the Lessor may from time to time reasonably require in order to give sufficient and proper cover in respect of the Lessor's liability as owner and as occupier (whether pursuant to Part IIA of the *Wrongs Act 1958* or otherwise) and the Lessee's liability as occupier of the demised premises.

The insurance policies described above shall note the interest of the Lessee.

11. Lessee's Proportion of Outgoings not Separately Rated or Assessed

20%

Schedule 2

1. The Lessee shall pay to the Lessor, in addition to the minimum annual rent specified in items 5(a)(i), 5(b)(i) and 5(c)(i) of Schedule 1, a turnover rent equal to 5% of Lessee's Sales, only if the 5% of the Lessee's sales, exceed the base rent in Schedule 1 items 5(a)(i), 5(b)(i) and 5(c)(i), then an additional amount above the base rent as specified iin 5(a)(i), 5(b)(i) and 5(c)(i), is payable by the Lessee.

2. For the purposes of this schedule, the expression "Lessee's Sales" means Gross Sales less Freight Costs where:

   Gross Sales means the aggregate of all receipts by the Lessee from goods manufactured on the Lessor's site, where applicable converted to Australian dollars by reference to the exchange rate on the date of receipt, from the sale of goods manufactured or stored on the demised premises in the ordinary course of business and shall include, but not be limited to:

   sales on a receipt basis net of GST, whether in whole or part;

   exchanges of such goods;

   charges made for altering or repairing such goods sold;

   resales of such goods traded-in on sales made at the demised premises whether the resales are made at the demised premises or elsewhere;

   deposits not refunded to purchasers of such goods;

   sales made at the demised premises by any sub-lessee or licensee of the Lessee;

   bad debts written off in accordance with normal accounting practice but subsequently recovered even if the amount was written off in an earlier lease year; and

   Freight Costs means:

   The cost of deliveries to customers..

3. Within fourteen days of the end of each month commencing on the date referred to in paragraph 1(a)(i) of this schedule, the Lessee must deliver to the Lessor:

   a statement of the Lessee's Sales for the preceding month; and

   a cheque for an amount equal to 5% of Lessee's Sales for such month, where 5% is above the monthly minimum rent agreed and after deducting the monthly minimum rent agreed.

4. The Lessee warrants that:

it shall maintain a comprehensive computerised sales recording system its method of business requires all Lessee's Sales to be duly recorded in that system; and

that there is no other basis upon which the sale of goods from the Premises can be made or recorded;

5. All statements provided under this schedule must be itemised in reasonable detail and certified by a director or secretary of the Lessee;

6. The Lessor must treat all information supplied by the Lessee under this schedule as strictly confidential;

7. The Lessee does not breach its obligations under this schedule by reason of a failure or error in its computer system provided that it has in place reasonable back-up procedures for capturing and recording Lessee's Sales during any such down time.

8. The Lessee must issue to each customer a receipt or serially numbered sales slip for each transaction or group of transactions.

9. The Lessee must record each transaction or group of transactions on serially numbered sales slips or cash register tapes or a combination of the two.

10. The Lessee must keep and preserve at its registered office during and for at least twelve (12) months after the end of each yearly period referred to above, proper and sufficient books of account and records (including, without limit, sales slips and cash register tapes) from which the Lessee's Sales in respect of such year can be ascertained by the Lessor.

11. If the Lessee fails to provide a statement of Lessee's Sales as required under this Lease or, if the Lessor forms the opinion that any such statement or statements understate or do not accurately record the Lessee's Sales, the Lessor may serve notice in writing on the Lessee that it has appointed an accountant to determine the Lessee's Sales. Such notice must nominate a specific accountant as the appointee.

12. On receipt of such a notice, the Lessee must within seven days serve notice in writing on the Lessor of the appointment of its own accountant to determine the Lessee's Sales. Such notice must nominate a specific accountant as the appointee. If the Lessee fails to give notice as required under this schedule, the Lessor may request the president for the time being of the Institute of Chartered Accountants in Australia to appoint a Nominated Accountant on behalf of the Lessee.

13. The accountants appointed pursuant to the provisions of this schedule must attempt to jointly determine the Lessee's Sales.

14. The Lessee must make available to all accountants appointed pursuant to this schedule all of its books of account, statements, documents, records, returns, papers

and files relating to the Lessee's Sales, at such place as the Lessor reasonably requires.

15. Before commencing their determination, the accountants must accept the following conditions of appointment:

(a) they must consult with one another and use their reasonable best endeavours to produce a single joint determination of the agreed Lessee's Sales;

(b) they must complete their audit and assessment within 21 days of accepting their appointment;

(c) they are not obliged to agree and, if they are unable to agree, must provide separate written determinations; and

(d) before commencing their determination, the accountants must jointly agree in writing upon a third accountant to act as umpire if they are unable to agree and establish that the third accountant is willing to act in those circumstances.

16. If the accountants agree upon the Lessee's Sales, then their determination is final and binding upon the parties.

17. If the accountants are unable to agree the Lessee's Sales within the period referred to above (or within any extension of that period which may be agreed between the parties), then the accountants must request the third accountant to finally determine the Lessee's Sales. The accountants must furnish the third accountant with copies of their determinations and of any material furnished by the Lessee.

18. It is a condition of the third accountant accepting appointment that the determination is completed within 21 days of the appointment being made.

19. The determination of the third accountant is final and binding upon the parties.

20. If for any reason an accountant is unable to complete the task, either party may request the president for the time being of the Institute of Chartered Accountants in Australia to appoint a substitute.

21. All accountants appointed for the purpose of determining the Lessee's Sales:

must be members of the Institute of Chartered Accountants in Australia of at least five years standing with experience of accounting in the manufacturing industry;

must provide written reports; and

act as experts and not as arbitrators.

22. If the Lessee fails to provide statements of the Lessee's Sales as required by this schedule, then the Lessee must pay all of the costs of the expert determination.

23. If the expert determination of the Lessee's Sales results in a finding that the Lessee has understated the Lessee's Sales by an amount in excess of 5 per cent, the Lessee must pay all costs of the expert determination including the reasonable costs of the accountant appointed by the Lessor and the reasonable costs of the accountant, if any, appointed under paragraph 17.

24. If the result of the expert determination confirms that the Lessee has understated the Lessee's Sales by 5 per cent or less or has overstated the Lessee's Sales, then the statement of Lessee's Sales furnished by the Lessee prevails and the Lessor must pay all costs of the expert determination including the reasonable costs of the accountant appointed under by the Lessee and the reasonable costs of the accountant, if any, appointed under paragraph 17.